UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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OMEGA FLEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

It is my pleasure to invite you to the 2016 annual meeting of the OmegaFlex shareholders. We will hold the meeting on Tuesday, June 7, 2016, at 1:00 p.m., at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts. At the annual meeting, we will discuss each item of business described in the notice of annual meeting and in the accompanying proxy statement and give a report on our business operations. There will also be time for your questions.

You will have received a notice of internet availability, which directs you to our website to access the proxy statement and annual report through the internet at www.envisionreports.com/OFLX for registered shareholders, or www.edocumentview.com/OFLX for shares held through a banker or broker.

You can also request a paper copy of these documents by following the instructions in that notice.  This booklet contains the proxy statement and a notice of annual meeting. The proxy statement provides information about the business we will conduct at the annual meeting, in addition to describing our directors and management. Also available on our website is a copy of our Annual Report, which includes information about our business and our 2015 financial results.

We hope you will be able to attend the annual meeting. If you need special assistance at the meeting, please contact the Company secretary at the address shown on the next page. Whether or not you expect to attend, please vote your shares using any of the following methods:

▪vote by telephone or the internet, as described in the instructions on the notice of internet availability;

▪request a proxy card or voting instruction card; sign, date and return it in the prepaid envelope; or

▪vote in person at the meeting.

We look forward to seeing you at the annual meeting, and thank you for investing in Omega Flex, Inc.

Sincerely,

Kevin R. Hoben,

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 7, 2016

To The Shareholders of Omega Flex, Inc.:

 Please take notice that the annual meeting of the shareholders of Omega Flex, Inc. (the “Company”) will be held at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts, on Tuesday, June 7, 2016 at 1:00 p.m. local time, for the following purposes:

1.to elect three Class 2 directors for a three year term expiring at the 2019 annual meeting of shareholders;

2.to approve, on a non-binding advisory basis, the executive compensation of the named executive officers of the Company;

3.to ratify the appointment by the audit committee of the board of directors of RSM US LLP, as independent auditors for the Company for the fiscal year ending December 31, 2016; and

4.to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

 Pursuant to the by-laws of the Company, the board of directors has by resolution fixed the close of business on April 5, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any postponement or adjournment thereof.  In accordance with recent rules instituted by the Securities and Exchange Commission, the notice of internet availability has been mailed to all shareholders.  The notice contains instructions on accessing the proxy statement and the annual report of the Company on our website – www.envisionreports.com/OFLX for registered shareholders, or www.edocumentview.com/OFLX for shares held through a banker or broker.  If you wish to obtain a paper copy of the proxy statement and annual report, please follow the instructions on the notice of internet availability.  Please refer to the proxy statement and annual report for information concerning the affairs of the Company.  The annual report does not constitute proxy soliciting material.

It is important that your shares be represented at the annual meeting.

 All shareholders are cordially invited to attend the annual meeting in person.  Whether or not you plan to attend the annual meeting in person, please vote your shares in accordance with the instructions on the notice of internet availability.  If you voted by internet or by telephone, that vote will not limit your right to vote in person at the annual meeting.

By Order of the Board of Directors

Omega Flex, Inc.

Timothy P. Scanlan,

Secretary

Principal Executive Office:

213 Court Street, Suite 1001

Middletown, CT 06457

April 28, 2016

OMEGA FLEX, INC.

Corporate Offices

213 Court Street, Suite 1001

Middletown, CT   06457

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

Tuesday, June 7, 2016, 1:00 p.m. local time

SOLICITATION AND REVOCATION OF PROXIES

 This proxy statement is being provided to shareholders of record of the Company as of April 5, 2016 in connection with the solicitation of proxies by the board of directors for use at the annual meeting of the shareholders to be held on Tuesday, June 7, 2016.

 The accompanying proxy is solicited by and on behalf of the board of directors of Omega Flex, Inc., hereinafter referred to as "OmegaFlex" or the "Company".  The cost of the solicitation of proxies will be borne entirely by the Company.  Regular employees of the Company may solicit proxies by personal interview, mail or telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such intermediaries.  Broadridge Investor Communication Solutions and Georgeson has been retained by the Company to assist in the distribution of proxy materials and the solicitation of proxies by mail, for a total estimated fee of $3,500, plus expenses to be paid by the Company.  This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 28, 2016.

 If a proxy is voted pursuant to the instructions in the notice of internet availability, the shares represented will be voted at the annual meeting and where a choice is specified, will be voted in accordance with the specification made.  Proxies may be revoked at any time prior to voting by (1) executing and delivering a later dated proxy to the secretary of the Company at or before the annual meeting, (2) voting in person at the annual meeting or (3) giving written notice of revocation to the secretary of the Company at or before the annual meeting.

__________________________

PROPOSALS FOR SHAREHOLDERS’ VOTE

 The following proposals are being submitted to the shareholders for a vote to approve or disapprove these measures.   Please read each of the proposals carefully before voting your shares.

Proposal 1 - Election of Directors

 Pursuant to the Company’s amended and restated articles of incorporation, our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases, subject to the election and qualification of their successor, resignation or removal).  Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect, the persons named in the proxy will vote to elect J. Nicholas Filler, Derek W. Glanvill, and Bruce C. Klink as Class 2 directors for a term expiring at the 2019 annual meeting of shareholders. Proxies cannot be voted for a greater number of persons than the number of nominees named.  Each of the nominees is currently a Class 2 director whose term expires at the 2016 annual meeting of shareholders. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our board of directors.

The nominees for directors for a three-year term expiring at the 2019 annual meeting of shareholders (Class 2 Directors) are:

J. Nicholas Filler	Age 64	Director of OmegaFlex since 2009
Derek W. Glanvill	Age 54	Director of OmegaFlex since 2015
Bruce C. Klink	Age 65	Director of OmegaFlex since 1996

 For complete biographical information concerning each of the three Class 2 directors, please refer to the information under the caption "Directors’ Background Information"

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE THREE NOMINEES LISTED ABOVE AS DIRECTORS.

Proposal 2 – To approve, on a non-binding advisory basis, the executive compensation of the named executive officers of the Company.

Under the rules of the SEC, the Company is required to provide its shareholders with the opportunity to cast a non-binding advisory vote on the executive compensation of the Company’s named executive officers as disclosed in the proxy statement. This proposal is commonly known as a “say on pay” proposal. The text of the resolution to be put before the shareholders at the annual meeting is as follows:

“RESOLVED, that the shareholders of the Company approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the 2016 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission.”

The executive compensation disclosure includes the report of the compensation committee beginning on page 14, the Summary Compensation Table on page 16, and the other related compensation disclosures included in this proxy statement.

This resolution allows our shareholders the opportunity to communicate to the board of directors their views on the compensation of our named executive officers. The executive officers named in the Summary Compensation Table and deemed to be “named executive officers” are Kevin R. Hoben, Mark F. Albino and Steven A. Treichel.  The types and amounts of compensation paid to each of the named executive officers for the past two years is set out in the Summary Compensation Table and disclosures set forth under “Executive Compensation” on page 16 in this proxy statement. This vote is advisory in nature and non-binding, and may not be construed as overruling a decision by the compensation committee or the board, nor creating nor implying any additional fiduciary duty by the board.  However, the compensation committee and the entire board of directors will consider the outcome of the vote when determining the types and amounts of executive compensation to be paid to the Company’s executives, including the named executive officers, in the following year or years.  Approval of this resolution requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT.

Proposal 3 – Ratification of Audit Committee’s Appointment of Auditors.

 To ratify the appointment of RSM US LLP (formerly known as McGladry LLP) by the audit committee of the board of directors as independent auditors for the Company for the fiscal year ending December 31, 2016.  Although action by the shareholders in this matter is not required, the board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting.  If a majority of the shares present and entitled to vote on the proposal do not ratify the appointment of RSM US, the audit committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors. A representative of RSM US is expected to attend the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF AUDITORS.

 No business other than that set forth in the attached notice of annual meeting is expected to be acted upon.  Should any other matters requiring a vote of shareholders be properly brought before the annual meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy card will vote thereon according to their best judgment in the interest of the Company.

Vote Required

 The Company's by-laws provide that the presence of the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the annual meeting, in person or represented by a proxy, constitutes a quorum for the annual meeting; and that the vote of the shareholders who hold a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote will decide any question brought before the annual meeting, unless otherwise provided by statute or the Company's restated articles of incorporation or by-laws.

 The nominees for election as directors of the Company at the annual meeting who receive the greatest number of votes cast will be elected as directors for the three positions on the board of directors of the Company to be filled.  Abstentions will have no effect on the outcome of the election of directors.

Proposal 2, the “say on pay” proposal regarding executive compensation, is advisory in nature and is not binding on the board of directors or the Company.  Because the vote on this proposal is advisory and has no legal effect, there is no requirement for the vote to attain a plurality or majority of the votes cast at the meeting, whether by proxy or in person.  However, for purposes of determining the shareholders’ position on Proposal 2 “say on pay,” the board will deem the vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting voting either FOR or AGAINST the proposal as being the advisory non-binding vote of the shareholders.  Although the proposal is made on a non-binding advisory basis, it is important in providing the shareholders a forum in which they may make clear to the board their opinions on executive compenstion, and the results of these proposals will be considered by the compensation committee and the entire board when making decisions on executive compensation decisions in the future.

If you do not provide your broker or other nominee with instructions on how to vote your shares held in “street name,” your broker or nominee will not be permitted to vote your shares on non-routine matters (a broker non-vote), and your shares will not affect the outcome of proposals concerning non-routine matters.  Please note that the rules regarding how brokers may vote your shares have changed, such that the election of directors is a “non-discretionary” item.  This means that your broker may no longer vote your shares in connection with the election of directors or the say-on-pay proposal in the absence of your specific instructions as to how to vote.  If you hold your shares beneficially through a broker or nominee, we strongly encourage you to provide instructions regarding the voting of your shares as your broker cannot vote your shares with respect to these proposals without instructions from you.

Voting Rights

 The shareholders entitled to vote at the annual meeting will be those whose names appeared on the records of the Company as holders of its common stock at the close of business on April 5, 2016, the record date.  As of April 5, 2016, there were issued and outstanding 10,091,822 shares of common stock of the Company, all of which are entitled to vote.  The Company is not entitled to vote the shares of common stock held in the treasury nor are such shares considered “issued and outstanding.”  As of April 5, 2016, there were 61,811 shares of common stock held in the treasury.

 Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the annual meeting.  Cumulative voting is not permitted.  There are three directors to be elected at the annual meeting to be held on June 7, 2016.  Unless otherwise indicated on the proxy cards, the votes represented by such proxies will be voted in favor of the nominees listed thereon and in favor of the other Proposals set forth above under the caption “Proposals for Shareholders’ Vote.”

Shareholder Proposals

 Proposals that shareholders wish to present for consideration at the annual meeting to be held in 2017, pursuant to SEC Rule 14a-8, must be received at the Company's corporate offices no later than December 29, 2016 in order to be included in the Company's proxy statement and proxy relating to such meeting.  Upon receipt of any proposal, the Company will determine whether or not to include such proposal in next year’s proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

 In order for a shareholder to bring other business before a shareholders’ meeting, timely notice must be received by the Company within the time limits described above.  Such notice must include a description of the proposed business, the reasons therefor and other specified matters.  These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement and proxy.

 Nominations by a shareholder for the election of a person or persons to the board of directors must be delivered to the chairman of the board of directors not later than 120 days prior to the anniversary date of proxy statement mailing date of the immediately preceding annual meeting.  Please refer to the report of the nominating/ governance committee on page 10 for further information and requirements.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

General Information

 The OmegaFlex board of directors currently consists of seven directors.  On September 11, 2015, Mr. Glanvill was appointed by the board to fill a vacancy, and is a candidate for re-election.  The nominating/ governance committee reviewed the disclosures submitted by the seven board members and determined that directors David K. Evans, J. Nicholas Filler, Derek W. Glanvill, Bruce C. Klink, and Stewart B. Reed were “independent” directors under the requirements set forth in the corporate governance guidelines of the board, applicable Securities and Exchange Commission (SEC) rules and the NASDAQ listing standards.  The Company’s corporate governance guidelines can be found at the Company’s website at www.omegaflexcorp.com.  The Company will provide any person, without charge, upon filing a written request with the Secretary of the Company at its general offices, with a copy of the Company’s corporate governance guidelines.  The process by which directors are considered for nomination is more fully described in the report of the nominating/governance committee below.

 During the calendar year of 2015 the board of directors held four meetings.  All current directors were present at all of the meetings.  At each meeting non-management, independent directors had the opportunity to meet in executive session.  The Company’s corporate governance guidelines sets forth the policy that all directors are encouraged, but not required to attend the annual meeting of shareholders, and all of the directors attended the annual meeting of shareholders in June 2015, excepting Mr. Filler who was excused for medical reasons.

 The board of directors has adopted a code of business ethics, applicable to all employees of the Company, including its principal executive officer, its principal financial officer, its principal accounting officer or financial controller and persons performing similar functions. This code of business ethics can be found at the Company’s website at www.omegaflexcorp.com.  The Company will provide any person, without charge, upon filing a written request with the Secretary of the Company at its general offices, with a copy of the Company’s code of business ethics.  Amendments to and waivers from the code of business ethics will be disclosed on the Company’s website within four business days following the date of amendment or waiver.

 The Company is not aware of any material proceeding in which any director or executive officer, or any associate of any director or executive officer, is a party adverse to the Company or has any material interest adverse to the Company.  The Company is not aware of having made any charitable contribution to an entity of which any Director is a director, trustee or executive, in excess of the reporting thresholds of $200,000 or 5% of such entity’s gross revenues.

Board Leadership Structure and Role in Risk Oversight

 The board of directors exercises oversight of the Company and its business through the Company’s executive management.  Under the Company’s bylaws, the board annually elects a chairman of the board, who may or may not be an officer of the Company, and who presides at all meetings of the shareholders and the directors, and a chief executive officer, who has the general and active management of the business of the Company.  Since 2005, when Omega Flex, Inc. became a publicly-traded corporation and continuing to the present time, the position of chairman of the board, and the position of the Company’s chief executive officer have been held by two different persons.  The board of directors has determined that this leadership structure is appropriate in that the separation of the offices of chairman of the board and chief executive officer enhances board independence and oversight.  Moreover, the separation of the chairman of the board and chief executive officer allows the chief executive officer to focus on his responsibilities of the day-to-day running of the Company and expanding and strengthening the Company, and allows the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management.

 Risk is inherent in every business and the Company is subject to many risks which have been described in our periodic filings.  Management is responsible for the day-to-day management of the risks that the Company faces and the board of directors is responsible for the oversight of risk management.  While the board is ultimately responsible for risk oversight at the Company, our board committees assist the board in these oversight responsibilities in certain areas of risk.  Most notably, the audit committee has general oversight with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reports to the board on these matters regularly.

Communication with the Board

 Shareholders who wish to communicate with the Company’s board of directors may do so in writing, addressed to the chairman of the board of directors, or to any individual director, at the Company’s corporate headquarters at Omega Flex, Inc., 213 Court St., Suite 1001, Middletown, CT, 06457.  Shareholders wishing to communicate with the director presiding over the executive session of the Company’s non-management directors may direct such communications to the chairman of the board, at the address set forth above.  All such correspondence will be forwarded to the Company’s investor relations department, which will review the correspondence.  The board has delegated to the investor relations personnel discretion to review such correspondence, and forward any matters dealing with current, specific business or customer matters to the appropriate senior management in the Company.  All other correspondence will be forwarded to the appropriate director designated by the shareholders.

Director Background Information

The following persons constitute the Company’s board of directors.  Only the Class 2 directors are standing for election for a three-year term and until their respective successors have been elected and qualified.  The specific experience, qualifications, attributes or skills that have led the board to conclude that each of the directors should serve in that role in light of the Company’s business and structure are included in each of their respective biographies.  In the past ten-year period, no director (a) has filed or has been subject to a petition for bankruptcy or insolvency, or (b) was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding.  No other candidates for election to the board of directors have been proposed or nominated.

Director Biographies

Mark F. Albino, Age 63

Mr. Albino is currently Executive Vice President and Chief Operating Officer.  Since 1996, Mr. Albino served as Senior Vice President – Manufacturing and Engineering until he assumed his current position in 2005.  Mr. Albino has served as our director since 1996, and has also served as director of Omega Flex Limited since 2001.  Mr. Albino has over 30 years of experience and extensive knowledge of manufacturing operations in our industry, product design, and the technical requirements for bringing new products to market, and is the inventor of several patents covering important components of our products.  Mr. Albino is a Class 3 director with a term expiring at the annual meeting of shareholders in 2017.

David K. Evans, Age 61

Mr. Evans has served as a director of the Company since 1996.  He is currently the President and CEO of Partners Mechanical, Inc., a mechanical contractor in Raleigh, North Carolina.  Mr. Evans has extensive experience in construction and installation of mechanical systems in construction, including products manufactured by the Company.  Mr. Evans is a Class 1 Director with a term expiring at the Annual Meeting of Shareholders in 2018.

J. Nicholas Filler, Age 64

Mr. Filler has served as a director since 2009.  Prior to his retirement, Mr. Filler served as an executive of Argotec, Inc., a manufacturing firm in Greenfield, Massachusetts, serving as the Chief Operating Officer from 2007, and President from 2011 to 2014 when he retired.  Previously, Mr. Filler was the Senior Vice President – Corporate and Legal of Mestek, Inc., the Company’s former parent corporation, from 2001 to 2007, and is currently the corporate secretary of Mestek.  Mr. Filler is also a director at Mestek, Inc., Channing Bete Co., and Bete Fog Nozzle Co.  Mr. Filler received a JD degree from Boston University Law School, and has extensive experience in directing and leading manufacturing firms, and also has extensive experience in accounting, finance, and financial reporting, as well as being an attorney with a practice in corporate law and corporate financing.  Mr. Filler is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2016, and is a candidate for election.

Derek W. Glanvill, Age 54

Mr. Glanvill was formerly President and Chief Operating Officer of McCarthy Holdings, Inc., a large commercial construction company headquartered in St. Louis, MO, from 2007 until his retirement in 2015.  In his position as President and COO of a large commercial construction company, Mr. Glanvill had extensive experience in managing a large commercial organization, experience in the construction industry, and expertise in analyzing and using financial statements of a large commercial organization. Mr. Glanvill is also a director of Mestek, Inc., the company’s former parent corporation. Mr. Glanvill is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2016, and is a candidate for election.

Kevin R. Hoben, Age 68

Mr. Hoben is currently President and Chief Executive Officer of OmegaFlex, and has served in that position since 2005, and prior to that he served as President since 1996.  Mr. Hoben also has served as our director since 1996 and as a director and chairman of our United Kingdom subsidiary, Omega Flex Limited, since 2001.  Mr. Hoben has over 30 years of experience in the sale and distribution of flexible metal hose products in positions of increasing scope and responsibility, and is a significant shareholder.  Mr. Hoben is a Class 3 Director with a term expiring at the annual meeting of shareholders in 2017.

Bruce C. Klink, Age 65

Mr. Klink has served as a director since 1996.  Until his retirement in 2009, Mr. Klink served as President of Dominion East Ohio, Inc., a subsidiary of Dominion, Inc., a diversified energy producer headquartered in Richmond, Virginia from 2008, and was previously Vice President – Gas Regulations and Vice President –Pricing and Business Development from 2000 to 2008.  Mr. Klink has extensive experience and knowledge (a) of the natural gas utility market, which is an important factor in our flexible gas piping business, (b) managing and leading large and sophisticated companies in regulated markets, (c) experience and knowledge of regulatory and compliance issues, and (d) finance, financial accounting and auditing.  Mr. Klink is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2016, and is a candidate for election.

Stewart B. Reed, Age 68

Mr. Reed has served as a director of the Company since 2005, and was elected chairman of the board in April 2014.  Since 2013, Mr. Reed has served as the Chairman and Chief Executive Officer of Mestek, Inc., the Company’s former parent corporation.  From 2009 to 2013, he was Mestek’s Vice Chairman and Chief Operating Officer.  Mr. Reed has extensive knowledge and experience in managing and leading large manufacturing enterprises supplying the HVAC industry in which most of our products are distributed, and in corporate finance and accounting, and he is also a significant shareholder.  Mr. Reed is a Class 1 director with a term expiring at the annual meeting of shareholders in 2018.

Executive Officers

 The executive officers of the Company in addition to Mr. Hoben and Mr. Albino, whose biographies appear in the section entitled "Director Background Information" above, are the following:

Paul J. Kane, Age 48

Mr. Kane is currently Vice President – Finance and Chief Financial Officer, which he has held since 2008.  Mr. Kane joined OmegaFlex in September 2005, serving as Controller until 2007, and was named Principal Accounting Officer in 2007.  He is currently a director of the Company’s subsidiary, Omega Flex Limited, and a director of Shannon Chemical Corporation, a privately held manufacturing company, based in Exton, Pennsylvania.  He has been a certified public accountant since 1996.

 Steven A. Treichel, Age 65

 Mr. Treichel is currently the Senior Vice President-Corporate Development and Facilities Management, which he assumed in early 2006.  Previously he served as Vice President – TracPipe® Operations from 1996 to 2002, where he was responsible for engineering for the TracPipe® and CounterStrike® product lines and research and development.

Timothy P. Scanlan, Age 60

Mr. Scanlan is currently General Counsel, a position he has held since he joined the Company in 2006, and is also the Company’s corporate Secretary.  He is currently a director of the Company’s subsidiary, Omega Flex Limited.  Previously, Mr. Scanlan was Associate General Counsel with Mestek, Inc., the Company’s former parent corporation, from 1993 to 2006.  Mr. Scanlan is an attorney admitted to practice law in Massachusetts and Pennsylvania.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information regarding the beneficial ownership of shares of the Company's common stock held by each person known to the Company to own five percent or more of the Company’s common stock, and each current director and nominee for director of the Company, each of the Company’s executive officers and the current directors and executive officers of the Company as a group. As of April 5, 2016, there were 10,091,822 shares of common stock outstanding.

Beneficial Owner	Number of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)

Estate of John E. Reed (2)	2,672,899	26.49%
Nine Ten Partners, LP (3)	531,316	5.26%
Directors
Stewart B. Reed (4)	3,114,596	30.86%
Kevin R. Hoben	1,006,269	9.97%
Mark F. Albino	406,145	4.02%
David K. Evans (5)	1,040	*
J. Nicholas Filler	1,200	*
Derek Glanvill	3,000	*
Bruce C. Klink	1,650	*
Executive Officers
Paul J. Kane	50	*
Timothy P. Scanlan	250	*
Steven A. Treichel	0	**
All executive officers and directors as a group (10 persons)	4,534,200	44.93%

* indicates less than 1% ownership of the issued and outstanding common stock.

 Except as otherwise noted in the footnotes below, the entity, individual director or executive officer or their family members or principal shareholder has sole voting and investment power with respect to such securities.

(1)The percentage of ownership is based on 10,091,822 shares of common stock outstanding at December 31, 2015.

(2)Based on a Schedule 13D filed with the Securities and Exchange Commission on April 3, 2014.  Mr. Stewart Reed is acting as an executor for the estate but he disclaims beneficial ownership to those shares. The business address of the Estate of John E. Reed is 260 North Elm St., Westfield, Massachusetts, 01085.

(3)Based on a Schedule 13G filed with the Securities and Exchange Commission for the period ending December 31, 2015.  The business address of Nine Ten Partners, LP is 12600 Hill Country Blvd, Austin, Texas, 78738.

(4)Based on a Schedule 13D filed with the Securities and Exchange Commission on April 3, 2014.  Includes (a) 814,005 shares of common stock owned by various family trusts, of which Mr. Reed is a trustee but for which he disclaims beneficial ownership, and (b) excludes 2,672,899 shares of common stock held by the Estate of John E. Reed (which are reported separately) for which Mr. Stewart Reed is acting as an executor but for which he disclaims beneficial ownership.  The business address of Mr. Reed is 260 North Elm St., Westfield, Massachusetts, 01085.

(5)Includes 790 shares held by a corporation of which Mr. Evans is an officer and shareholder, and to which beneficial ownership is disclaimed except to the extent of Mr. Evans’ pecuniary interest in that corporation.

BOARD COMMITTEES

 The board of directors has four (4) standing committees: nominating/governance, audit, executive and compensation.

Nominating/Governance Committee

 The board of directors has established the nominating/governance committee pursuant to the Company’s by-laws and the NASDAQ listing standards.  The nominating/governance committee's responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflexcorp.com.  The committee’s responsibilities include (a) evaluating and recommending nominees for election as directors to the board of directors, (b) recommending to the board of directors criteria for membership on the board, (c) proposing nominees to fill vacancies on the board of directors as they occur, and (d) recommending principles of corporate governance pursuant to which the board and its committees perform their respective duties.  The Company does not have a formal policy with regard to the consideration of diversity in identifying candidates for director but the nominating committee strives to nominate directors with a variety of skills and qualifications such that the board, as a whole, will possess the appropriate expertise to oversee the Company’s business.  The committee held one meeting in 2015.  The current members of the committee are Messrs. Klink (Chairman), Evans, Glanvill and Reed.  The board of directors determined that the committee members are independent directors in accordance with the Company’s corporate governance guidelines, applicable SEC rules and the requirements of the NASDAQ listing standards.  In selecting candidates for election to the board of directors at future annual meetings of shareholders, the Committee will consider prospective candidates whose names have been submitted by shareholders in accordance with the procedures described in the committee’s report, below.  Such submissions should be in writing and directed to the secretary of the Company at 213 Court Street, Suite 1001, Middletown, Connecticut, 06457.

Audit Committee

 The board of directors has established and maintains an audit committee comprised of three of the Company’s independent directors.  No member of the audit committee serves on the audit committee of more than three public companies.

 The audit committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflexcorp.com.  These responsibilities include assisting the board of directors in its oversight of the accounting and financial controls of the Company, reviewing the process and procedures underlying management’s assessment of the effectiveness of the Company’s systems and financial controls, and the Company’s compliance with legal and regulatory requirements.  The audit committee selects the independent auditors, reviews the scope of the audit and the results of the audit, approves permitted non-audit services (such as tax services), and reviews the financial and disclosure controls procedures.  The audit committee also oversees management’s efforts to establish and maintain a process for handling complaints or concerns relating to accounting or financial matters, as well as compliance issues generally.

 As part of its oversight role relating to the Company’s systems, controls and procedures, the audit committee also oversees management’s response to relevant risk factors that potentially face the Company.  On an annual basis, the committee reviews those risks to the Company and its businesses that have been identified by management, and reviews the analysis and plans prepared by management to eliminate, mitigate or address those potential risks.

 The audit committee acts pursuant to the Company’s by-laws and the audit committee charter.   The audit committee charter is reviewed annually by the audit committee to determine the charter’s adequacy to respond to the issues raised in the course of the audit committee’s activities.  The audit committee has acted under its charter. The committee held nine meetings in 2015, at which all members attended in person or by telephone, and consulted with each other and management as necessary to discharge its duties.  Please see the report of the audit committee set forth in this proxy statement.  The current members of the audit committee are Messrs. Filler (Chairman), Evans, Glanvill and Klink.  The board of directors has determined that (a) Messers. Filler and Klink are each an “audit committee financial expert” under SEC rules, and (b) all of the audit committee members are “financially sophisticated” as required by the NASDAQ Listing Standards.

Executive Committee

 To the extent permitted by the laws of the Commonwealth of Pennsylvania, the executive committee has and may exercise all the powers and authorities of the board of directors as follows: (a) to take action on behalf of the board of directors during intervals between regularly scheduled meetings of the board of directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the board of directors, and (b) to take action on all matters of the Company that have been delegated for action by the board of directors.  The executive committee meets from time to time, irregularly, and consults with each other and management as necessary to discharge its duties.  The current members of the committee are Messrs. Reed (chairman), Albino, and Hoben.

Compensation Committee

 The compensation committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflexcorp.com.  The committee’s duties include establishing a compensation philosophy to guide the committee in executive compensation decisions, establishing and approving executive compensation plans, reviewing the compensation of the chief executive officer and the executive officers of the Company, and recommending to the board of directors the amount of compensation to be paid to the chief executive officer and the executive officers of the Company.  Please see the report of the compensation committee set forth in this proxy statement.  The committee met four times in 2015, with all members in attendance, to consider and recommend compensation matters to the board of directors.   The current members of the committee are Messrs. Reed (chairman), Evans, Filler, and Klink, each of whom have been determined to be independent directors in accordance with the Company’s corporate governance guidelines, applicable SEC rules and the requirements of NASDAQ listing standards.

BOARD REPORTS

Nominating/Governance Committee Report

And Director Nomination Process

 This report of the nominating/governance committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 ("Securities Act") or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts.  The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s nominating/governance committee charter.

REPORT

 The nominating/governance committee met once in 2015 to review director qualifications, nominate directors for election at the annual meeting of shareholders, to review the corporate governance issues for the board, and discuss the adoption of certain policies by the Company.

 The Company has a policy, as set forth in its by-laws, of considering candidates for election to the board of directors who may be nominated by the shareholders.  The board of directors recognizes and fully appreciates its position of stewardship of the Company for the benefit of the shareholders, and the board firmly subscribes to the proposition that the shareholders should be free to exercise their franchise to select and elect the persons who direct the Company in which the shareholders have invested.  To that end, the by-laws of the Company provide for a process by which shareholders may nominate individuals for election to the board of directors.  This process requires that such shareholder nomination be made in writing by a shareholder holding, or by a group of shareholders who in the aggregate hold, five percent (5%) or more of the Company’s common stock continuously for at least one year prior to the date of the submission of such candidate, and delivered to the chairman of the board of directors not later than 120 days prior to the anniversary date of the proxy statement mailing date of the immediately preceding annual meeting.  Such nomination must also include (a) the name and residence of each proposed nominee and of the nominating shareholder, (b) the principal occupation of each proposed nominee, (c) the written consent of each nominee to serve as a director of the Company, if elected, and (d) any information regarding each nominee proposed by a shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and applicable NASDAQ listing standards.

 Any candidate for election to the board of directors nominated by a shareholder shall possess the minimum qualifications, as required by the by-laws and by the corporate governance guidelines, to wit:  (a) be a natural person, (b) be not less than 21 years of age, and (c) not be a director, officer, employee or agent of a competitor of the Company.  The specific skills or expertise of a shareholder nominee should complement the needs of the board at the time of the election.  These needs will vary from time to time based on the composition of the board.  In reviewing and identifying candidates for the board of directors, the nominating/governance committee is charged with a mandate under the Company’s corporate governance guidelines to identify and consider candidates having significant skills or experience in any one or more of the following areas:  understanding of the application and use of some or all of the Company’s products, understanding of various manufacturing technologies, an understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics – all in the context of an assessment of the then current perceived needs of the Company.  To that extent, the committee will seek to identify and consider candidates who may have a diverse background and not limited strictly to the markets in which the Company competes or to manufacturing industries generally.

 Identification of persons to become nominees for the board of directors are obtained through a variety of sources, including the directors, the executive officers of the Company, and trade or industry groups in which the Company participates. Once a candidate has been identified, the nominating/governance committee evaluates such candidate based upon his or her length and breadth of business experience, specific skills or knowledge, values, and other qualities which the Company may deem pertinent.  The committee’s review may include personal interviews and/or reference checks.  This process is applied regardless of whether the potential nominee has been identified and proposed by a shareholder or by any other person.

 As of the date of this proxy statement neither the chairman of the board nor the nominating/governance committee had received from shareholders owning more than 5% of the Company’s common stock a nomination of any individual to the board of directors.  There are no nominees included on the Company’s proxy card who are not standing for re-election.

Bruce C. Klink, Chairman, David K. Evans, Derek W. Glanvill, Stewart B. Reed, Members

Audit Committee Report

 This report of the audit committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts.  The audit committee furnished the following report as required under the revised proxy rules adopted by the Securities and Exchange Commission.  The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s audit committee charter.

REPORT

 The audit committee met nine times during 2015, and discussed with the Company’s management the interim financial statements of the Company for each applicable reporting period prior to the filing or distribution of such financial statements.  The audit committee met in March 2016 to review and discuss with the Company’s management and the independent auditors, together and separately, the audited financial statements of the Company for the fiscal year ended December 31, 2015.  Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examining those statements and expressing an opinion thereon.  The audit committee’s primary responsibility with respect to the Company’s financial statements is one of review and oversight.

 The committee has acted, pursuant to its charter, and has during the year, (a) reviewed with the independent auditors their internal quality control procedures and independence from management, (b) reviewed with management and the independent auditors recent accounting pronouncements and their effect on the financial statements of the Company, (c) reviewed the Company’s financial and disclosure control procedures instituted by management, and (d) reviewed with chief financial officer and the independent auditors the Company’s internal system of financial and accounting controls.

 The audit committee also discussed with the independent auditors matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees,” and received from the independent auditors written disclosures regarding the independence of the independent auditors from the Company as required by PCAOB Rule 3526, titled “Communications with Audit Committees Concerning Independence.”  The audit committee considered the compatibility of the non-audit services the Company received from its independent auditor and the effect of such engagements on the independence of the independent auditors.

 Based on all of the above, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission.

J. Nicholas Filler, Chairman, David K. Evans, Derek W. Glanvill, Bruce C. Klink, Members.

NOTE:  If any person wishes to communicate with the Company’s audit committee regarding any question or concern arising out of the Company’s accounting, internal financial controls, or auditing matters, such questions or concerns should be forwarded to the Company under its compliance reporting policy, a copy of which is available for viewing at www.omegaflex.com/compliance.asp.

Compensation Committee Report

 This report of the compensation committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts.  The compensation committee furnishes the report on executive compensation as required under the proxy rules on executive compensation adopted by the Securities and Exchange Commission.  The compensation committee charter is available on the Company’s website at www.omegaflex.com.  The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s compensation committee charter.

REPORT

The compensation committee of the board of directors consists entirely of independent, non-employee directors.  The committee has the responsibility for: (a) fixing the elements of a comprehensive compensation program for the chief executive officer and the executive officers of the Company that provide rewards and create incentives for their performance in maintaining and improving the profitability of the Company and enhancing long-term shareholder value; (b) reviewing the levels of compensation to be paid or granted to the chief executive officer and the executive officers of the Company; and (c) recommending to the entire board of directors the levels of such compensation to be paid or awarded.

 The compensation committee is fully committed to the proposition that compensation paid to the chief executive officer and the executive officers of the Company should be fashioned in a manner so as to encourage initiatives by those officers that will promote the long-term growth and enhancement of the intrinsic value of the Company.  The committee believes that growth of the Company’s intrinsic value will ultimately translate into the growth and enhancement of the interests of the shareholders in the Company.  This compensation program is further intended to provide incentives to the executive officers that are linked to the financial results of the Company.  The committee is also mindful of the need to attract and retain individuals possessing the vision and leadership skills necessary to continue the Company’s growth into the future.  With these propositions in mind, the compensation committee has based the compensation of the Company’s executive officers upon three pillars: base salary, performance-related annual bonuses based on the actual financial results of the Company measured against its pre-established business plans, and long-term incentives, such as phantom stock units.

 Base salary.  The committee annually reviews the annual base salary of the chief executive officer, the chief operating officer and the chief financial officer.  The committee also reviews the recommendations of the chief executive officer for the annual base salary of the Company’s other executive officers.  The factors upon which the committee determines the base salary of the chief executive officer and the Company’s other executive officers include the performance in the preceding year in meeting pre-established business plan goals for sales and net income, the level of responsibility within the Company, and the contributions of the chief executive officer and each of the Company’s executive officers that will enhance the long range prospects of the Company, but the effects of which may not be immediately apparent.   Effective January 1, 2015, the annual base salary of the chief executive officer was increased by approximately 3% from $381,100 in 2014 to $400,082 in 2015.  The committee believes that the salary policy of the company should be at a rate that may be considered “below market,” with the view of encouraging superior performance with “above market” short-term incentive awards.

 Incentive Bonus Plan.  Effective January 2012, the committee adopted a performance measurement for the plan based on earnings before interest and taxes ("EBIT") because the committee determined that EBIT represented the true measure of management performance of the Company’s continuing operations.  For fiscal year 2015, the bonus pool earned by management was approximately $4.5 million, which increased substantially from the prior year due to the increase in net sales and EBIT from continuing operations on a consolidated basis.  Each year the compensation committee also establishes performance targets for Mr. Hoben as the chief executive officer and Mr. Albino as the chief operating officer in the form of the maximum share for each of the respective officers to the total amount accrued for the incentive bonus pool (which itself is a simple percentage of the Company’s earnings before interest and taxes).  For the year 2015, the maximum share percentages were 45% for Mr. Hoben and 35% for Mr. Albino; however, each year the committee retains the discretion to reduce those percentages based on the executive’s performance, and the performance of other executives participating in the incentive bonus plan, during the relevant year.  It should be noted that in 2016, Mr. Hoben voluntarily requested that the compensation committee reduce his percentage share of the 2015 bonus pool for redistribution to other participants in the bonus program.  The committee granted this request and commended Mr. Hoben for his generous and far-sighted actions.  As can be seen from the Summary Compensation Table on page 16, the amounts allocated from the incentive bonus plan to Mr. Hoben and Mr. Albino account for over 50% of their total compensation, and as the incentive bonus plan is calculated as a percentage of the Company’s earnings before interest and taxes, a majority of the annual compensation paid to those executives is directly tied to the annual financial results of the Company.  In 2014, the employment agreements with each of Mr. Hoben and Mr. Albino were amended to add a “clawback” provision.  Under the amended employment agreements, any amount of incentive compensation that is subject to recovery under any law, rule or listing requirement and based on an overstatement of earnings is subject to repayment by the employee to the Company.  This “clawback” provision in the employment agreements of the chief executive officer and the chief operating officer is a safeguard against improper manipulation of the company’s earnings.

 Long-term Compensation.  The Omega Flex, Inc. 2006 Phantom Stock Plan is designed to function as the long term component of our compensation program.  Under the phantom stock plan, select members of the management team may receive units of phantom stock.  The value of the phantom stock is tied to the value of our common stock.  The phantom stock units have a vesting schedule, typically three years.  After the phantom stock units have vested, the executive would receive the value of the phantom stock, which would be equal to the then current value of the company’s common stock on the maturity date of the phantom stock units.  This amount could either be full value (the phantom stock unit is equal to the common stock) or it could be appreciation only (the phantom stock unit is equal to any increase in the value of the common stock).  The outstanding phantom stock units also accrue amounts equal to any cash or stock dividends declared on the company’s common stock.  If the executive voluntarily leaves the company or is terminated, then any unvested awards of phantom stock units are forfeited.  Awards to employees are at the discretion of the committee and upon recommendation by the chief executive officer.  We do not have a formal program on the timing of the phantom stock awards, but we do review decisions on whether to grant phantom stock units on an annual basis in the first quarter, and then during the year depending on circumstances.  Generally, the awards will be made either outside any black-out period applicable to insider trading of our common stock, or in conjunction with the calculation and payment of our annual bonus program, which occurs in the first quarter of each year.

 After considering all of the factors and making recommendations upon the annual base compensation and bonus formulae and percentage participations for the chief executive officer and each of the other executive officers of the Company, the committee presents this report to the full membership of the board of directors at its December meeting each year.  The recommendations of the compensation committee was presented, discussed and voted upon, and approved in an executive session of the board of directors of the Company, with Messrs. Hoben and Albino abstaining.

 Other Compensation.  In addition, each year the entire board of directors, based upon the recommendation of the Compensation committee, considers the percentage participation of all employees (including the chief executive officer and the other executive officers of the Company) in the Company’s Profit Sharing Plan.  For the fiscal year ended December 31, 2015, the committee recommended and the board of directors voted in favor of a Company contribution of 3% of annual base salary for all eligible employees up to the maximum of $118,500 and in favor of a Company contribution of six percent 6% of annual base salary for all eligible employees for amounts in excess of the maximum of $118,500 (as limited in accordance with the Employee Retirement Income Security Act).

Stewart B. Reed, Chairman, David K. Evans, J. Nicholas Filler, Bruce C. Klink, , Members.

Executive Compensation

 The following table sets forth all of the compensation earned by the Company’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer for all services rendered by them to the Company in all capacities for the fiscal years ended December 31, 2015 and December 31, 2014.

Summary Compensation Table

	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Comp ($)(3)	Total ($)
Kevin R. Hoben, President & CEO	2015	400,082	0	1,500,000	43,885	1,943,967
	2014	381,100	0	1,629,705	44,194	2,054,999

Mark F. Albino, Exec. Vice President & COO	2015	321,147	0	1,379,960	27,900	1,729,007
	2014	305,910	0	1,271,965	27,570	1,605,445

Steven A. Treichel, Sr. Vice President	2015	172,698	79,713	407,800	30,385	690,596
	2014	164,370	51,510	397,489	47,153	660,522

Footnotes:
(1)   All stock awards are in the form of full value phantom stock units issued pursuant to the Omega Flex, Inc. 2006 Phantom Stock Plan.  The number of full value phantom stock units issued to Mr. Treichel was 2,550 in 2015.  The value of the stock award is the closing price of the OmegaFlex common stock as of the grant date.  The closing price on the 2015 grant date was $31.26.

(2)   Amounts are calculated were paid under the Omega Flex, Inc. Executive Incentive Plan.

(3)   Amounts reflected in this column include:

Company contributions to the Omega Flex Inc. 401(k) Profit Sharing Plan.  The matching contributions paid in 2015 for each of Messers Hoben, Albino and Treichel was $12,345.

 Supplemental executive retirement – Mr. Treichel is the beneficiary of a supplemental executive retirement plan ("SERP") that was in place prior to acquisition of the company by Mestek, Inc. in 1997; accruals in 2015 for the benefits to be paid after his retirement were $14,740.

 Company car - For Mr. Hoben and Mr. Albino, this amount also includes the use of a company car, valued on an annual basis at $18,305 and $9,600 respectively.

 Benefits – All Other Compensation includes amounts relating to employee benefit programs, including life and disability insurance, and medical and dental benefits, that are offered to all employees on equivalent terms.

Outstanding Equity Awards at Fiscal Year End(1)

Name	Number of share or units of stock that have not vested (#)(2)	Market value of shares of units of stock that have not vested ($)(3)	Equity incentive plan awards; number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; market or payout value of of unearned shares, units or other rights that have not vested ($)
Kevin R. Hoben, President and CEO	0	0	0	0
Mark F. Albino, Exec. Vice President and COO	0	0	0	0
Steven A. Treichel, Sr. Vice President	4,950	155,664	0	0

Footnotes:

(1)All equity awards are in the form of phantom stock units issued pursuant to the Omega Flex, Inc. 2006 Phantom Stock Plan, as described in the compensation committee report which begins on page 16.

(2)The vesting of the phantom stock awards occur in three approximately equal installments beginning one year after the grant date.

(3)The market value is computed by multiplying the closing market price of the Company’s stock at December 31 of each year by the number of unvested phantom stock units.

Employment Agreements

On December 15, 2008, Omega Flex, Inc. entered into an employment agreement with each of Kevin R. Hoben, President and Chief Executive Officer of the Company, and Mark F. Albino, Executive Vice President and Chief Operating Officer of the Company. As of January 1, 2014, those employment agreements were amended in part to add a “clawback” provision.

The agreements with Mr. Hoben and Mr. Albino contain the following terms:

Duties and Term. Mr. Hoben will be employed by the Company as President and CEO, and Mr. Albino will be employed as Executive Vice President and Chief Operating Officer of the Company. Each of the executives will be employed for a period of two years, and that term will be automatically extended for consecutive one-year periods unless the Company provides six-months advance notice of termination. In each case, the agreements are also subject to earlier termination by the Company or by the executive.

Compensation. The agreements provide for compensation in the form of: (1) annual base salary (currently for Mr. Hoben – $400,082; for Mr. Albino - $321,147) subject to annual review and adjustment by the compensation committee of the board of directors; (2) annual incentive bonus awards in accordance with the bonus programs established by the board; (3) twenty days of paid vacation; (4) a car allowance; and (5) other employment benefits provided by the Company to all of its employees, such as retirement plans, medical and life insurance programs, and short- and long-term disability plans, in accordance with the terms of those employee benefit plans. In addition, the company pays for two club memberships for Mr. Hoben.  The executive will be reimbursed for all reasonable and necessary expenses incurred in performing his duties. The 2014 amendments to the employment agreements each included a “clawback” provision, whereby any amount of incentive compensation that is subject to recovery under any law, rule or listing requirement and based on an overstatement of earnings is subject to repayment by the employee to the Company.

 Termination. Each of the agreements may be terminated in any of the following circumstances: (1) death, (2) permanent disability, (3) for “cause” (as defined below) at the option of the Company, (4) without “cause” at the option of the Company, (5) for “good reason” (as defined below) at the option of the executive, (6) by resignation or retirement at the option of the executive, or (7) by the Company’s decision not to renew the agreement.

Payments on Termination. The executive will receive payments under his agreement as a result of the termination of the agreement, as follows:

▪Death or disability – accrued and unpaid base salary and vacation, and severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years;

▪For cause, retirement or resignation - accrued and unpaid base salary and vacation as of the date of termination, retirement, or resignation;

▪Without cause or for good reason - accrued and unpaid base salary and vacation, severance (as described above), one year’s base salary, and continuation of health benefits and car allowance for one year; or

▪Non-renewal – accrued and unpaid base salary and vacation, severance (as described above), one year’s base salary, and continuation of health benefits and car allowance for one year.

 For purposes of the agreements, “cause” is defined under the agreements as (a) the willful failure to perform the executive duties under the agreement; (b) willful or gross misconduct; (c) conviction of, or plea of guilty or nolo contendere to, a felony; or (d) a material breach of the executive’s obligations under the agreement, including confidentiality and non-competition.

 In addition, “good reason” is defined under the agreements to mean (a) a reduction in annual base salary; (b) a material reduction in bonus compensation related to factors other than (i) business or economic conditions, (ii) poor performance, (iii) limits on executive compensation imposed by law or regulation, or (iv) new requirements in the Internal Revenue Code or Employee Retirement Income Security Act; (c) a relocation of the place of employment greater than twenty five (25) miles from the current place of employment, or (d) a material reduction in principal duties and responsibilities.

Change in Control. Each of the agreements provides that if the agreement is terminated without cause or for good reason, or is not renewed by the Company, anytime in an 18 month period following a change in control, the executive will receive an amount equal to two years’ base salary and two times the average incentive bonus amounts paid or earned in the prior three years. These amounts are in addition to any payments that may be received in respect of the termination of the agreement. A “change in control” may occur through (1) a merger or consolidation of the Company with another entity, where the Company’s shareholders prior to the transaction will not hold a majority of the voting power of the equity interests of the successor entity; (2) a sale or transfer of all or substantially all of the Company’s assets; (3) acquisition by a person or group of persons acting together in a transaction or series of transaction resulting in that person or persons’ owning 50% or more of the voting power of the voting securities of the Company; (4) a change in the composition of the board of directors in a two year period where a majority of the board members as of the date of determination have changed from the beginning date; and (5) the liquidation or dissolution of the Company (excluding however, any bankruptcy of the Company).

Restrictive Covenants. During the term of each agreement and for one year after termination of each agreement, the executive may not solicit or induce any employee to leave the employment of the Company, or to solicit or induce any customer or supplier of the Company to terminate or modify their business relationship with the Company. Further, during the term of the agreement and for one year after termination of the agreement, the executive may not engage, either individually or as an employee, director, owner or consultant of any entity, in any business that is engaged in the manufacture and sale of flexible metal hose and braid products, or other line of business in which the Company is engaged at the time of termination.

Miscellaneous. The agreement will be interpreted in accordance with Section 409A of the Internal Revenue Code, including deferral of any payments to the executive if he is deemed to be a “specified employee” under §409A. Any payments under the agreements that may be subject to an excise tax imposed under Section 4999 of the IRC will be reduced to a level so that the payment will not be subject to that excise tax. The agreements supersede and replace the prior executive employment agreements.

Retirement Plans

All of the executive officers of the Company are participants in the Omega Flex, Inc. 401(k) Profit Sharing Plan.

Director Compensation

 Directors who are also employees of the Company receive no separate compensation for serving as directors or as members of any committees of the board.  Each non-employee director receives the following compensation:

Annual Retainer	$15,000

Retainer – Chairman of the board	$10,000
Retainer – Chairman of Audit committee	$10,000
Retainer – Chairman of board committee	$3,000
Retainer – Audit committee member	$6,000

Attendance –Board meeting	$3,000
Attendance – Committee meeting	$3,000
Attendance – Telephonic meeting	$1,000

Directors are also reimbursed for their reasonable expenses in attending or participating in a board or committee meeting.  The compensation of each director for the fiscal year ended December 31, 2014 is set forth in the table below:

Name	Fees earned or paid in cash ($)	Total ($)
David K. Evans	57,000	57,000
J. Nicholas Filler	59,000	59,000
Derek W. Glanvill	26,750	26,750
Bruce C. Klink	60,000	60,000
Stewart B. Reed	56,000	56,000

The non-management directors do not receive any equity compensation, incentive plan compensation, or non-qualified deferred compensation.

TRANSACTIONS WITH RELATED PERSONS

 There were no transactions with any related persons in 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company, as well as persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and related written representations, during the fiscal year ended December 31, 2015, all applicable Section 16(a) filing requirements were satisfied on a timely basis, with the exception of the reports and transactions described below.

•A Form 4 report was filed by each of Steven A. Treichel and Paul J. Kane on March 5, 2015 to report the acquisition on February 16, 2015 of derivative securities in the form of phantom stock units (all of which are exclusively payable in cash).

•A Form 4 report was filed by Derek W. Glanvill on December 28, 2015 to report the acquisition of 220 shares of the Company’s common stock on December 22, 2015.

COMPENSATION COMMITTEE INTERLOCKS

 The members of the compensation committee are Messrs. Reed (chairman), Evans, Filler and Klink.  None of the members of the compensation committee was or has been an officer or employee of the Company.  No member of the compensation committee is an executive officer of a company in which one of our executive officers sits as a director or serves on the compensation committee of that company.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee approved the retention of RSM US LLP to audit the Company’s consolidated financial statements for the year ended December 31, 2016.  The Audit Committee has restricted the non-audit services that RSM US  LLP may provide primarily to special projects relating to prospective tax issues. The following table sets forth the aggregate amounts invoiced to the Company for the years ended December 31, 2015 and December 31, 2014:

Description	2015	2014

Audit Fees:	$ 195,529	$ 132,117

Tax Fees	$ 3,000	$ 1,500

All Other Fees (Form 11-K)	$ 27,957	$ 25,460

Total	$ 226,486	$ 159,077

“Audit Fees” are fees billed to the Company for professional services for the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in Quarterly Reports on Forms 10-Q, audit of the Company’s financial controls, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.  “Tax Fees” related to tax consulting services based on the review of the company’s tax returns.  All Other Fees represents professional services for the audit of the Company’s employee benefit plan (Form 11-K).

FINANCIAL STATEMENTS

 The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2015, are included in the Company's annual report to shareholders which is available on the internet at www.omegaflex.net. The annual report does not constitute proxy soliciting material.

IMPORTANT ANNUAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m. Central Time, on June 6, 2016.

Vote by Internet

• Go to www.envisionreports.com/OFLX

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Class II Directors:	For Withhold		For Withhold		For Withhold
01 - J. Nicholas Filler (for a three-year term)	☐ ☐	02 - Derek W. Glanvill (for a three-year term)	☐ ☐	03 - Bruce C. Klink (for a three-year term)	☐ ☐

	For Against Abstain		For Against Abstain
2. To approve, on a non-binding advisory basis, the executive compensation of the named executive officers of the company.	☐ ☐ ☐	3. To ratify the appointment of RMS US, LLP as independent auditors for the company for the fiscal year ending December 31, 2016.	☐ ☐ ☐

 B    Non-Voting Items

Change of Address — Please print new address below.

 C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, guardian, trustee custodian or corporate officer, please give your title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02BX9B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — OMEGA FLEX, INC.

Proxy for Annual Meeting of Shareholders, June 7, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OMEGA FLEX, INC.

The undersigned hereby appoints J. Nicholas Filler and Bruce C. Klink, or either of them as they may determine, as proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Common Stock of Omega Flex, Inc. (“Omega Flex”) which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on June 7, 2016 at 1:00 p.m. at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts, and any and all adjournments and postponements thereof, on the proposals set forth on the reverse side, and in their discretion upon any other business which may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted FOR each of the proposals.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY. YOUR VOTE IS IMPORTANT.